EXHIBIT 24

                  			      POWER OF ATTORNEY

	Each person whose signature appears below constitutes and appoints DONNA J. ROBERTS, JOHN SCRIVEN or ENRIQUE C. FALLA, acting severally, as his or her attorney-in-fact and agent, to sign any registration statement on Form S-8 and any or all amendments (including post-effective amendments) to such registration statement for shares of the Common Stock, par value $2.50 per share, of The Dow Chemical Company, to be offered pursuant to the 1995-96 Employees' Stock Purchase Plan and the 1995-96 Petrodow Employees' Stock Purchase Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.


SIGNATURE               TITLE                          DATE

J. K. BARTON            Director                       February 9, 1995
J. K. Barton


A. J. BUTLER            Director                       February 9, 1995
A. J. Butler


D. T. BUZZELLI          Director and Vice President    February 9, 1995
D. T. Buzzelli


F. P. CORSON            Director and Vice President    February 9, 1995
F. P. Corson


W. D. DAVIS             Director                       February 9, 1995
W. D. Davis


M. L. DOW               Director                       February 9, 1995
M. L. Dow




10 of 11 Pages


SIGNATURE               TITLE                          DATE

J. L. DOWNEY            Director                       February 9, 1995
J. L. Downey


E. C. FALLA             Director and Executive         February 9, 1995
E. C. Falla             Vice President
			(Chief Financial Officer)


B. H. FRANKLIN          Director                       February 9, 1995
B. H. Franklin


R. L. KESSELER          Vice President and             February 9, 1995
R. L. Kesseler          Controller


F. W. LYONS, JR.        Director                       February 9, 1995
F. W. Lyons, Jr.


W. J. NEELY             Director                       February 9, 1995
W. J. Neely


F. P. POPOFF            Director and                   February 9, 1995
F. P. Popoff            Chairman of the Board
                     			(Chief Executive Officer)


H. T. SHAPIRO           Director                       February 9, 1995
H. T. Shapiro


E. J. SOSA              Director and Senior            February 9, 1995
E. J. Sosa              Vice President


W. S. STAVROPOULOS      Director and President         February 9, 1995
W. S. Stavropoulos      (Chief Operating Officer)


P. G. STERN             Director                       February 9, 1995
P. G. Stern

11 of 11 Pages